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                                                                    Exhibit 24.7

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Lionel Reilly, or Neal Soderquist, or either of them, attorney for me and in my name and on my behalf to sign the Annual Report on Form 10-K of PROFESSIONAL VETERINARY PRODUCTS, LTD. for the fiscal year ended July 31, 2002, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 with respect to the registration of the common stock of Professional Veterinary Products, Ltd., and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.

     IN WITNESS WHEREOF, I have hereunto set my hand this 22/nd/ day of August, 2003.


                                         /s/ G.W. Buckaloo
                                         ---------------------------------------
                                         G. W. Buckaloo


STATE OF         Missouri        )
         ------------------------
                                 )  ss.
COUNTY OF        Jackson         )
          -----------------------


On this 22/nd/ day of August, 2003, before me, a Notary Public qualified for said County, personally came G. W. Buckaloo, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.


                                         /s/ Anita Schroeder
                                         ---------------------------------------
                                         Notary Public
                                         My commission expires: April 28, 2007